OLD MUTUAL 2100 EMERGING MANAGERS FUND, L.L.C.
                             c/o 2100 Larch Lane LLC
                                 Riverview Plaza
                         287 Bowman Avenue, Second Floor
                            Purchase, New York 10577

                                November 16, 2006

VIA EDGAR

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-0505
Attention:  Houghton Hallock, Esq.

      Re: OLD MUTUAL 2100 EMERGING MANAGERS FUND, L.L.C. (THE "REGISTRANT") REGISTRATION FILE NO. 333-133700

Dear Mr. Hallock:

          Pursuant to Rule 461(a) under the Securities Act of 1933, as amended, the undersigned hereby respectfully requests that the effective date for the above-referenced Registration Statement on Form N-2 be accelerated so that it will be declared effective on November 16, 2006 or as soon as practicable thereafter.

          Please notify George M. Silfen, Esq., of Schulte Roth & Zabel LLP, counsel to the undersigned, at (212) 756-2131 as soon as possible as to the time the Registration Statement has been declared effective pursuant to this acceleration request.

                              OLD MUTUAL 2100 EMERGING MANAGERS FUND, L.L.C.


                              By: /s/ WILLIAM J. LANDES
                                  ------------------------------
                                  Name:  William J. Landes
                                  Title: President, Chief Executive Officer and
                                         Principal Manager


                              OLD MUTUAL INVESTMENT PARTNERS

                              By: /s/ MICHAEL W. ROSE
                                  ------------------------------
                                  Name:  Michael W. Rose
                                  Title: President